EXHIBIT 99.1

Zoetis Announces Second Quarter 2017 Results

•	Reports Revenue of $1.3 Billion, Growing 5%, and Net Income of $247 Million, or $0.50 per Diluted Share, Growing 10% and 11%, respectively, on a Reported Basis for Second Quarter 2017

•	Reports Adjusted Net Income of $261 Million, or Adjusted Diluted EPS of $0.53, for Second Quarter 2017

•	Delivers 6% Operational Growth in Revenue and 11% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange, for Second Quarter 2017

•	Increases Full Year 2017 Revenue Guidance to $5.150 - $5.250 Billion and Diluted EPS to $2.12 - $2.21 on a Reported Basis, or $2.30 - $2.37 on an Adjusted Basis

PARSIPPANY, N.J. - August 8, 2017 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2017 and increased its full year guidance for revenue and net income.

The company reported revenue of $1.3 billion for the second quarter of 2017, an increase of 5% compared with the second quarter of 2016. Net income for the second quarter of 2017 was $247 million, or $0.50 per diluted share, an increase of 10% and 11%, respectively, on a reported basis.

Adjusted net income1 for the second quarter of 2017 was $261 million, or $0.53 per diluted share, an increase of 6% and 8%, respectively, on a reported basis. Adjusted net income for the second quarter of 2017 excludes the net impact of $14 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the second quarter of 2017 increased 6%, excluding the impact of foreign currency. Adjusted net income for the second quarter of 2017 increased 11% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“As in previous quarters, the consistency of our financial results is supported by the innovations we bring to the market and the diversity of our portfolio across geographies, species and therapeutic areas,” said Juan Ramón Alaix, Chief Executive Officer at Zoetis. “Zoetis was able to generate an 11% operational increase in adjusted net income on 6% operational growth in revenue in the second quarter. Our companion animal business remains the largest driver of our growth, supported by the continued adoption of products like Apoquel, Cytopoint and Simparica, while our livestock portfolio continues to grow based on the breadth of our solutions and global presence.”

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“Based on recent foreign exchange rates and continued confidence in our performance for the year, we are improving our full year guidance for revenue and net income,” said Glenn David, Executive Vice President and Chief Financial Officer at Zoetis. “We will continue to build on our foundation for sustainable long term growth, allocating cash and other resources to support new products, lifecycle innovation, market expansion and business development opportunities.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs. In the second quarter of 2017:

•
Revenue in the U.S. segment was $623 million, an increase of 5% compared with the second quarter of 2016. Sales of companion animal products grew 7%, driven by increased sales in our dermatology portfolio, in addition to several other new product launches. Growth was partially offset by lower sales of our pain products due to competition and timing of promotional campaigns. Sales of livestock products grew 3% driven primarily by increased sales of cattle and poultry products. Growth was partially offset by lower sales of swine products. In addition, certain medicated feed additive products for cattle and swine were negatively impacted by livestock producers’ implementation of the Veterinary Feed Directive.

•
Revenue in the International segment was $634 million, an increase of 5% on a reported basis and 7% operationally compared with the second quarter of 2016. Sales of companion animal products grew 12% on a reported basis and 15% operationally, resulting primarily from increased sales of Apoquel®, in addition to new product launches, primarily Simparica®. Sales of livestock products grew 2% on a reported basis and 3% on an operational basis, driven primarily by increased sales of cattle and swine products. In cattle, growth was due to higher sales in Brazil and other Latin American markets, with increased demand in Brazil as a result of field force expansion, while swine was driven by growth in China. Growth was partially offset by product rationalizations as a result of our operational efficiency initiative.

Zoetis continues to drive demand and strengthen its diverse portfolio through the introduction of new products, lifecycle innovations, business development initiatives, strong customer relationships and entry into new markets and technologies. In the second quarter of 2017:

•
In a prime example of lifecycle innovation to keep brand product franchises delivering value to customers, Zoetis received approval in May from the U.S. Food and Drug Administration (FDA) for the company’s Clavamox® Chewable (amoxicillin/clavulanate potassium tablets) for use in dogs. This leading anti-infective, first approved in the U.S. in 1984, provides a broad spectrum of treatment for skin infections in dogs and cats, periodontal infections in dogs and urinary tract infections in cats. Clavamox Chewables join the original tablet and liquid drop formulations, which Zoetis will continue to market.

•
Zoetis continued to extend its dermatology portfolio to new markets with approvals of Apoquel (oclacitinib tablet) in Vietnam and Cytopoint® (lokivetmab) in New Zealand. Apoquel, first approved in 2013, is indicated for the control of pruritus (itching) associated with

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allergic dermatitis and control of atopic dermatitis in dogs at least 12 months of age. Monoclonal antibody therapy Cytopoint, fully licensed in the United States in 2016 and in Europe and Canada earlier this year, aids in the reduction of clinical signs associated with atopic dermatitis in dogs. The company also continued expanding the availability of its oral flea and tick medication Simparica (sarolaner) Chewables with an approval in Peru. Simparica received its first approval in 2015. It delivers fast and persistent protection from fleas and ticks in dogs, with effectiveness that lasts for a full 35 days, without losing efficacy at the end of the month.

•
On July 31, Zoetis completed the acquisition of Nexvet Biopharma plc, an innovator in monoclonal antibody therapies for companion animals in management of chronic pain and other therapeutic areas. The acquisition strengthens Zoetis’ R&D pipeline in monoclonal antibodies and helps sustain the company’s leadership in chronic pain management for companion animals, an area poised for innovation with new monoclonal antibody therapies.

FINANCIAL GUIDANCE
Zoetis updated its guidance for the full year 2017, which includes:

•	Revenue between $5.150 billion to $5.250 billion

•	Reported diluted EPS between $2.12 to $2.21 per share

•	Adjusted diluted EPS between $2.30 to $2.37 per share

This guidance reflects foreign exchange rates as of late July. Additional guidance on other items such as expenses and tax rate is included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2017 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on August 8, 2017.

About Zoetis
Zoetis (NYSE: ZTS) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2016, the company generated annual revenue of $4.9 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted

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earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter			Six Months
	2017	2016	% Change	2017	2016	% Change
Revenue	$1,269	$1,208	5	$2,500	$2,370	5
Costs and expenses:
Cost of sales(b)	440	399	10	883	788	12
Selling, general and administrative expenses(b)	336	343	(2)	645	658	(2)
Research and development expenses(b)	86	88	(2)	176	178	(1)
Amortization of intangible assets(c)	23	22	5	45	43	5
Restructuring charges/(reversals) and certain acquisition-related costs	—	(21)	(100)	(1)	(19)	(95)
Interest expense	41	41	—	82	84	(2)
Other (income)/deductions–net	(2)	4	*	(12)	(26)	(54)
Income before provision for taxes on income	345	332	4	682	664	3
Provision for taxes on income	98	108	(9)	196	236	(17)
Net income before allocation to noncontrolling interests	247	224	10	486	428	14
Less: Net income attributable to noncontrolling interests	—	—	*	1	—	*
Net income attributable to Zoetis	$247	$224	10	$485	$428	13

Earnings per share—basic	$0.50	$0.45	11	$0.99	$0.86	15

Earnings per share—diluted	$0.50	$0.45	11	$0.98	$0.86	14

Weighted-average shares used to calculate earnings per share
Basic	490.8	496.3		491.6	496.9
Diluted	494.0	498.8		494.6	499.2

* Calculation not meaningful.

(a)
The condensed consolidated statements of income present the three and six months ended July 2, 2017, and July 3, 2016. Subsidiaries operating outside the United States are included for the three and six months ended May 28, 2017 and May 29, 2016.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended July 2, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$440	$(1)	$—	$(2)	$437
Gross profit	829	1	—	2	832
Selling, general and administrative expenses(c)	336	(2)	—	(1)	333
Amortization of intangible assets(d)	23	(18)	—	—	5
Restructuring charges/(reversals) and certain acquisition-related costs	—	—	(2)	2	—
Other (income)/deductions–net	(2)	—	—	2	—
Income before provision for taxes on income	345	21	2	(1)	367
Provision for taxes on income	98	6	1	1	106
Net income attributable to Zoetis	247	15	1	(2)	261
Earnings per common share attributable to Zoetis–diluted	0.50	0.03	—	—	0.53

	Quarter ended July 3, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$399	$(8)	$—	$(3)	$388
Gross profit	809	8	—	3	820
Selling, general and administrative expenses(c)	343	(2)	—	(10)	331
Amortization of intangible assets(d)	22	(18)	—	—	4
Restructuring charges/(reversals) and certain acquisition-related costs	(21)	—	(2)	23	—
Other (income)/deductions–net	4	—	—	(6)	(2)
Income before provision for taxes on income	332	28	2	(4)	358
Provision for taxes on income	108	10	1	(7)	112
Net income attributable to Zoetis	224	18	1	3	246
Earnings per common share attributable to Zoetis–diluted	0.45	0.04	—	—	0.49

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	Six months ended July 2, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$883	$(3)	$—	$(5)	$875
Gross profit	1,617	3	—	5	1,625
Selling, general and administrative expenses(c)	645	(3)	—	(3)	639
Research and development expenses(c)	176	(1)	—	—	175
Amortization of intangible assets(d)	45	(36)	—	—	9
Restructuring charges/(reversals) and certain acquisition-related costs	(1)	—	(2)	3	—
Other (income)/deductions–net	(12)	—	—	2	(10)
Income before provision for taxes on income	682	43	2	3	730
Provision for taxes on income	196	9	1	1	207
Net income attributable to Zoetis	485	34	1	2	522
Earnings per common share attributable to Zoetis–diluted	0.98	0.07	—	0.01	1.06

	Six months ended July 3, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$788	$(15)	$—	$(7)	$766
Gross profit	1,582	15	—	7	1,604
Selling, general and administrative expenses(c)	658	(3)	—	(24)	631
Research and development expenses(c)	178	(1)	—	—	177
Amortization of intangible assets(d)	43	(35)	—	—	8
Restructuring charges/(reversals) and certain acquisition-related costs	(19)	—	(2)	21	—
Other (income)/deductions–net	(26)	—	(1)	27	—
Income before provision for taxes on income	664	54	3	(17)	704
Provision for taxes on income	236	27	(1)	(43)	219
Net income attributable to Zoetis	428	27	4	26	485
Earnings per common share attributable to Zoetis–diluted	0.86	0.05	0.01	0.05	0.97

(a)
The condensed consolidated statements of income present the three and six months ended July 2, 2017, and July 3, 2016. Subsidiaries operating outside the United States are included for the three and six months ended May 28, 2017 and May 29, 2016.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Second Quarter		Six Months
	2017	2016	2017	2016
Integration costs(a)	$2	$2	$2	$2
Other(b)	—	—	—	1
Total acquisition-related costs—pre-tax	2	2	2	3
Income taxes(c)	1	1	1	(1)
Total acquisition-related costs—net of tax	$1	$1	$1	$4

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring (benefits)/charges and certain acquisition-related costs.

(b)	Included in Other (income)/deductions—net.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. The six months ended July 3, 2016, also includes a tax charge related to the acquisition of certain assets of Abbott Animal Health.

Certain amounts may reflect rounding adjustments.
(2) Certain significant items include the following:

	Second Quarter		Six Months
	2017	2016	2017	2016
Operational efficiency initiative(a)	$6	$(17)	$5	$(45)
Supply network strategy(b)	(4)	8	(1)	11
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	(1)	—	(1)
Stand-up costs(d)	—	5	—	17
Other(e)	(3)	1	(1)	1
Total certain significant items—pre-tax	(1)	(4)	3	(17)
Income taxes(f)	1	(7)	1	(43)
Total certain significant items—net of tax	$(2)	$3	$2	$26

(a)
For the three months ended July 2, 2017, represents consulting fees of $1 million, included in Selling, general and administrative expenses, restructuring charges of $3 million related to employee termination costs ($2 million) and exit costs ($1 million), included in Restructuring charges/(reversals), and a net loss related to sales of certain manufacturing sites and products of $2 million, included in Other (income)/deductions—net. For the six months ended July 2, 2017, represents consulting fees of $1 million, included in Selling, general and administrative expenses, restructuring charges of $2 million related to employee termination costs ($1 million) and exit costs ($1 million), included in Restructuring charges/(reversals), and a net loss related to sales of certain manufacturing sites and products of $2 million, included in Other (income)/deductions—net.

For the three months ended July 3, 2016, represents a reversal of previously accrued employee terminations costs ($30 million), and an increase in exit costs ($2 million), included in Restructuring charges/(reversals) and certain acquisition-related costs, accelerated depreciation of $1 million, and consulting fees of $4 million, included in Selling, general and administrative expenses, and a $6 million net loss on sales of certain manufacturing sites and products, included in Other (income)/deductions—net. For the six months ended July 3, 2016, represents a reversal of previously accrued employee terminations costs ($29 million), and an increase in exit costs ($3 million), included in Restructuring charges/(reversals) and certain acquisition-related costs, accelerated depreciation of $1 million, and consulting fees of $7 million, included in Selling, general and administrative expenses, and a $27 million net gain on sales of certain manufacturing sites and products, included in Other (income)/deductions—net.

(b)
For the three months ended July 2, 2017, represents accelerated depreciation of $1 million, included in Cost of sales, and a reversal of previously accrued employee terminations costs of $5 million, included in Restructuring charges/(reversals). For the six months ended July 2, 2017, represents accelerated depreciation of $2 million, and consulting fees of $2 million, included in Cost of sales, and a reversal of previously accrued employee terminations costs of $5 million, included in Restructuring charges/(reversals).

For the three months ended July 3, 2016, represents accelerated depreciation charges of $1 million, and consulting fees of $1 million, included in Cost of sales, and restructuring charges of $6 million related to employee termination costs, included in Restructuring charges/(reversals) and certain acquisition-related costs. For the six months ended July 3, 2016, represents accelerated depreciation charges of $2 million, and consulting fees of $3 million, included in Cost of sales, and restructuring charges of $6 million related to employee termination costs, included in Restructuring charges/(reversals) and certain acquisition-related costs.

(c)	Included in Restructuring charges/(reversals) and certain acquisition-related costs.

(d)
Represents certain nonrecurring costs related to becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs. For the three and six months ended July 3, 2016, included in Cost of sales ($1 million and $2 million, respectively) and Selling, general and administrative expenses ($4 million and $15 million, respectively).

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(e)
For the three months ended July 2, 2017, represents costs associated with changes to our operating model of $1 million, included in Cost of sales, and income of $4 million related to an insurance recovery from commercial settlements in Mexico recorded in 2014 and 2016, included in Other (income)/deductions—net. For the six months ended July 2, 2017, represents costs associated with changes to our operating model of $1 million, included in Cost of sales and $2 million, included in Selling, general and administrative expenses, as well as income of $4 million related to insurance recovery from commercial settlements in Mexico recorded in 2014 and 2016, included in Other (income)/deductions—net. The three and six months ended July 3, 2016, represents costs associated with changes to our operating model, included in Selling, general and administrative expenses.

(f)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the six months ended July 2, 2017, also includes a net tax charge of approximately $1 million, related to the revaluation of the company's deferred tax assets and liabilities, using the rates expected to be in place at the time of the reversal. The three and six months ended July 3, 2016, also includes a net tax charge of approximately $3 million and $38 million, respectively, related to the impact of the European Commission’s negative decision on the excess profits rulings in Belgium. These net charges relate to the Belgium government's recovery of prior tax benefits for the periods 2013 through 2015 offset by the revaluation of the company’s deferred tax assets and liabilities using the rates expected to be in place at the time of the reversal. These net charges do not include any benefits associated with a successful appeal of the decision.

Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$437	$388	13%	3%	10%
as a percent of revenue	34.4%	32.1%	NA	NA	NA
Adjusted SG&A expenses	$333	$331	1%	—%	1%
Adjusted R&D expenses	86	88	(2)%	(1)%	(1)%
Adjusted net income attributable to Zoetis	261	246	6%	(5)%	11%

	Six Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$875	$766	14%	2%	12%
as a percent of revenue	35.0%	32.3%	NA	NA	NA
Adjusted SG&A expenses	$639	$631	1%	(1)%	2%
Adjusted R&D expenses	175	177	(1)%	—%	(1)%
Adjusted net income attributable to Zoetis	522	485	8%	(2)%	10%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and six months ended July 2, 2017, and July 3, 2016, are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. For the corresponding GAAP line items, see Condensed Consolidated Statements of Operations and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2017 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2017
Revenue	$5,150 to $5,250
Operational growth(a)	5.5% to 7.5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 33%
Adjusted SG&A expenses(b)	$1,285 to $1,325
Adjusted R&D expenses(b)	$365 to $385
Adjusted interest expense and other (income)/deductions(b)	Approximately $160
Adjusted EBIT margin(b)	34% to 35%
Effective tax rate on adjusted income(b)	Approximately 29%
Adjusted diluted EPS(b)	$2.30 to $2.37
Adjusted net income(b)	$1,140 to $1,175
Operational growth(a)(c)	17% to 20%
Certain significant items(d) and acquisition-related costs	$30 to $50

The guidance reflects foreign exchange rates as of late July 2017.
Reconciliations of 2017 reported guidance to 2017 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items(d) and acquisition-related costs	Purchase accounting	Adjusted(b)

Cost of sales as a percentage of revenue	~ 33.5%	(0.5%)		~ 33%
SG&A expenses	$1,295 to $1,335	($5)	($5)	$1,285 to $1,325
R&D expenses	$365 to $385			$365 to $385
Interest expense and other (income)/deductions	~ $160			~ $160
EBIT margin	32% to 33%	0.5% to 1%	1.5%	34% to 35%
Effective tax rate	~ 29%	(0.5%)	0.5%	~ 29%
Diluted EPS	$2.12 to $2.21	$0.03 to $0.05	$0.13	$2.30 to $2.37
Net income attributable to Zoetis	$1,050 to $1,095	$15 to $25	$65	$1,140 to $1,175

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, adjusted interest expense, and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted earnings per share (EPS) are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

(d)	Primarily includes certain nonrecurring costs related to restructuring, net gains/losses on sales of assets, and other charges for the operational efficiency initiative and supply network strategy.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$689	$673	2%	(1)%	3%
Companion Animal	568	523	9%	(1)%	10%
Contract Manufacturing	12	12	—%	3%	(3)%
Total Revenue	$1,269	$1,208	5%	(1)%	6%

U.S.
Livestock	$269	$262	3%	—%	3%
Companion Animal	354	332	7%	—%	7%
Total U.S. Revenue	$623	$594	5%	—%	5%

International
Livestock	$420	$411	2%	(1)%	3%
Companion Animal	214	191	12%	(3)%	15%
Total International Revenue	$634	$602	5%	(2)%	7%

Livestock:
Cattle	$382	$366	4%	—%	4%
Swine	148	150	(1)%	(1)%	—%
Poultry	122	118	3%	(1)%	4%
Fish	19	22	(14)%	(9)%	(5)%
Other	18	17	6%	(2)%	8%
Total Livestock Revenue	$689	$673	2%	(1)%	3%

Companion Animal:
Horses	$35	$36	(3)%	(1)%	(2)%
Dogs and Cats	533	487	9%	(1)%	10%
Total Companion Animal Revenue	$568	$523	9%	(1)%	10%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

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	Six Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$1,392	$1,356	3%	—%	3%
Companion Animal	1,085	989	10%	—%	10%
Contract Manufacturing	23	25	(8)%	(2)%	(6)%
Total Revenue	$2,500	$2,370	5%	(1)%	6%

U.S.
Livestock	$551	$550	—%	—%	—%
Companion Animal	677	626	8%	—%	8%
Total U.S. Revenue	$1,228	$1,176	4%	—%	4%

International
Livestock	$841	$806	4%	(1)%	5%
Companion Animal	408	363	12%	(3)%	15%
Total International Revenue	$1,249	$1,169	7%	(1)%	8%

Livestock:
Cattle	$768	$743	3%	—%	3%
Swine	308	296	4%	—%	4%
Poultry	238	240	(1)%	(1)%	—%
Fish	40	39	3%	—%	3%
Other	38	38	—%	(1)%	1%
Total Livestock Revenue	$1,392	$1,356	3%	—%	3%

Companion Animal:
Horses	$70	$75	(7)%	(1)%	(6)%
Dogs and Cats	1,015	914	11%	(1)%	12%
Total Companion Animal Revenue	$1,085	$989	10%	—%	10%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(a)
Total International	$634	$602	5%	(2)%	7%
Australia	43	42	2%	2%	—%
Brazil	73	60	22%	14%	8%
Canada	49	48	2%	(3)%	5%
China	45	42	7%	(7)%	14%
France	26	25	4%	(2)%	6%
Germany	33	32	3%	(5)%	8%
Italy	21	22	(5)%	(6)%	1%
Japan	36	31	16%	(1)%	17%
Mexico	21	20	5%	(10)%	15%
Spain	23	23	—%	(4)%	4%
United Kingdom	26	27	(4)%	(16)%	12%
Other Developed	76	75	1%	(1)%	2%
Other Emerging	162	155	5%	(1)%	6%

	Six Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(a)
Total International	$1,249	$1,169	7%	(1)%	8%
Australia	83	77	8%	3%	5%
Brazil	139	106	31%	20%	11%
Canada	83	81	2%	(1)%	3%
China	97	80	21%	(9)%	30%
France	55	61	(10)%	(4)%	(6)%
Germany	61	61	—%	(4)%	4%
Italy	43	42	2%	(4)%	6%
Japan	70	62	13%	1%	12%
Mexico	39	39	—%	(12)%	12%
Spain	43	42	2%	(5)%	7%
United Kingdom	69	77	(10)%	(14)%	4%
Other Developed	144	143	1%	—%	1%
Other Emerging	323	298	8%	(2)%	10%
(a) Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$623	$594	5%	—%	5%
Cost of Sales	134	134	—%	—%	—%
Gross Profit	489	460	6%	—%	6%
Gross Margin	78.5%	77.4%
Operating Expenses	113	100	13%	—%	13%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$376	$360	4%	—%	4%

International:
Revenue	$634	$602	5%	(2)%	7%
Cost of Sales	219	201	9%	1%	8%
Gross Profit	415	401	3%	(3)%	6%
Gross Margin	65.5%	66.6%
Operating Expenses	126	124	2%	(1)%	3%
Other (income)/deductions	2	1	*	*	*
International Earnings	$287	$276	4%	(3)%	7%

Total Reportable Segments	$663	$636	4%	(2)%	6%

Other business activities(c)	(73)	(74)	(1)%
Reconciling Items:
Corporate(d)	(151)	(171)	(12)%
Purchase accounting adjustments(e)	(21)	(28)	(25)%
Acquisition-related costs(f)	(2)	(2)	—%
Certain significant items(g)	1	4	(75)%
Other unallocated(h)	(72)	(33)	*
Total Earnings(i)	$345	$332	4%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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	Six Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,228	$1,176	4%	—%	4%
Cost of Sales	271	265	2%	—%	2%
Gross Profit	957	911	5%	—%	5%
Gross Margin	77.9%	77.5%
Operating Expenses	209	192	9%	—%	9%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$748	$719	4%	—%	4%

International:
Revenue	$1,249	$1,169	7%	(1)%	8%
Cost of Sales	432	397	9%	1%	8%
Gross Profit	817	772	6%	(1)%	7%
Gross Margin	65.4%	66.0%
Operating Expenses	240	233	3%	(1)%	4%
Other (income)/deductions	(1)	3	*	*	*
International Earnings	$578	$536	8%	(2)%	10%

Total Reportable Segments	$1,326	$1,255	6%	(1)%	7%

Other business activities(c)	(147)	(148)	(1)%
Reconciling Items:
Corporate(d)	(294)	(340)	(14)%
Purchase accounting adjustments(e)	(43)	(54)	(20)%
Acquisition-related costs(f)	(2)	(3)	(33)%
Certain significant items(g)	(3)	17	*
Other unallocated(h)	(155)	(63)	*
Total Earnings(i)	$682	$664	3%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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